UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024 bleuacacia ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41074	98-1582905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue New York, New York	10110
(Address of principal executive offices)	(Zip Code)

(212) 935-5599

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	BLEUU	NASDAQ

Class A ordinary shares, $0.0001 par value per share	BLEU	NASDAQ

Rights to acquire one-sixteenth of one Class A ordinary share	BLEUR	NASDAQ

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BLEUW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 18, 2024, bleuacacia ltd (the “Company”) received a notice (the “Notice”) from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, , since the Company has failed to complete its initial business combination within 36 months following the effectiveness of the Company’s registration statement in connection with its initial public offering (the “IPO”), Nasdaq has determined that the Company’s securities will be delisted from Nasdaq pursuant to Nasdaq Listing Rule IM-5102-2.

Accordingly, trading of the Company’s Units, Class A Ordinary Shares, Rights and Warrants will be suspended at the open of business on November 25, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on the Nasdaq.

The Notice also indicated that the Company may appeal Nasdaq’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, however the Company does not intend to do so.

Item 8.01. Other Events

On November 21, 2024, the Company issued a press release announcing that, due to its inability to complete an initial business combination within the time period required by its amended and restated memorandum and articles of association, as amended, the Company intends to liquidate and dissolve, effective as of the close of business on November 22, 2024. In connection with the liquidation, the Company will redeem all of the outstanding ordinary shares that were included in the units issued to public shareholders in the IPO (the “Public Shares”), at a per-share redemption price of approximately $11.10 (after the removal of a portion of the accrued interest in the trust account to pay taxes and up to $100,000 of dissolution expenses).

As of the close of business on November 22, 2024, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after November 22, 2024.

The Company’s holders of founder shares have agreed to waive their redemption rights with respect to such shares. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants and rights, which will expire worthless.

The Company expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended, within ten days of the filing of a Form 25.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2024

bleuacacia ltd

	By:	/s/ Thomas Northover
	Name:	Thomas Northover
	Title:	Executive Director

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